TRUSTCO	Exhibit 99 (a)
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE

TrustCo Announces 2008 Results

Glenville, New York – January 20, 2009

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for 2008 of $34.1 million, equal to diluted earnings per share of $0.450, as compared to net income of $39.5 million and diluted earnings per share of $0.525 in 2007.  Return on average equity and return on average assets were 14.66% and 1.00%, respectively for 2008, and 17.19% and 1.20% for 2007.  Making the earnings announcement was Robert J. McCormick, Chairman, President and Chief Executive Officer.  Mr. McCormick noted, “2008 was an historic year for our industry, the economy and our nation.  The financial and economic problems that hurt many financial institutions in 2007 worsened considerably in 2008, with extremely adverse consequences for institutions and individuals that were not prepared.   I am proud that TrustCo’s long-term focus on traditional banking services has helped us avoid any significant impact from asset quality problems and our strong liquidity and solid capital positions have enabled us to continue to conduct business as we always have.  TrustCo has not engaged in the types of high risk loans and investments that have led to the widely reported problems in the industry.  Our Company continues to post strong earnings results relative to the industry.  Though down from the prior year, our return on equity will be among the leaders in our industry.  This is something we can all be proud of.”

For the fourth quarter of 2008, net income was $7.1 million compared to $8.4 million for the comparable 2007 quarter.  Diluted earnings per share were $0.094 for the fourth quarter of 2008, compared to $0.111 for the same period in 2007.  Annualized return on average equity and return on average assets were 12.09% and 0.82%, respectively for the fourth quarter of 2008 compared to 14.56% and 1.00% for the fourth quarter of 2007.

In light of economic trends in the Bank’s service areas and the broader difficulties affecting the banking industry, TrustCo recorded a provision for loan losses of $4.2 million for 2008, compared to $2.5 million for 2007.  These actions result in an allowance for loan losses of $36.1 million at December 31, 2008, compared to $34.7 million at December 31, 2007.

TrustCo continued to report solid growth in both deposits and loans.  For the quarter ended December 31, 2008, average deposits were up $93.5 million, an increase of 3.1% compared to the fourth quarter of 2007.  Average loans were up $198.0 million for the quarter, an increase of 10.3% compared to the same period in 2007.  For the full year, average deposits were up 4.0% in 2008 while average loans were up 9.2%.  Much of the growth can be attributed to the Company’s branch expansion initiative.  During the fourth quarter of 2008, TrustCo’s branch network expanded to 124 offices.  Six offices were opened in the fourth quarter of 2008 and a total of 17 offices were opened during the course of the year.  Current plans call for the expansion program to be substantially completed in 2009 with new branches planned in the markets currently served.  Mr. McCormick noted that, “We are pleased with the results of our expansion program but are mindful that achieving our goals will take time and continued hard work.”

TrustCo Bank Corp is a $3.5 billion bank holding company and through its subsidiary, Trustco Bank, operates 124 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY				Page 7

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	12/31/08		09/30/08	12/31/07
Summary of operations
Net interest income (TE)	$24,886		25,292	24,932
Provision for loan losses	2,200		1,000	2,500
Net securities transactions	11		21	(12)
Net trading gains (losses)	384		14	(15)
Noninterest income	4,773		4,759	4,344
Noninterest expense	17,157		14,726	13,832
Net income	7,147		9,034	8,406

Per common share
Net income per share:
- Basic	$0.094		0.119	0.112
- Diluted	0.094		0.119	0.111
Cash dividends	0.110		0.110	0.160
Tangible Book value at period end	3.09		3.17	3.14
Market price at period end	9.51		11.71	9.92

At period end
Full time equivalent employees	756		696	670
Full service banking offices	124		118	107

Performance ratios
Return on average assets	0.82%		1.05	1.00
Return on average equity (1)	12.09		15.41	14.56
Efficiency (2)	56.45		48.99	46.14
Net interest spread (TE)	2.67		2.74	2.63
Net interest margin (TE)	2.96		3.04	3.07
Dividend payout ratio	117.10		92.36	143.48

Capital ratios at period end (3)
Total equity to assets	6.75%		6.91	6.82
Tier 1 risk adjusted capital	12.37		12.62	13.53
Total risk adjusted capital	13.63		13.88	14.79

Asset quality analysis at period end
Nonperforming loans to total loans	1.57%		1.11	0.66
Nonperforming assets to total assets	1.02		0.71	0.39
Allowance for loan losses to total loans	1.67		1.68	1.79
Coverage ratio (4)	1.1	X	1.5	2.7

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

(3)	Capital ratios exclude the effect of accumulated other comprehensive income (loss).
(4)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE	= Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued		Page 8

(dollars in thousands, except per share data)
(Unaudited)
	Twelve Months Ended
	12/31/08	12/31/07
Summary of operations
Net interest income (TE)	$99,540	99,504
Provision for loan losses	4,200	2,500
Net securities transactions	450	217
Net trading gains	155	891
Noninterest income	17,835	16,654
Noninterest expense	60,794	53,593
Net income	34,077	39,467

Per common share
Net income per share:
- Basic	$0.450	0.525
- Diluted	0.450	0.525
Cash dividends	0.440	0.640
Tangible Book value at period end	3.09	3.14
Market price at period end	9.51	9.92

Performance ratios
Return on average assets	1.00%	1.20
Return on average equity (1)	14.66	17.19
Efficiency (2)	51.37	45.45
Net interest spread (TE)	2.65	2.66
Net interest margin (TE)	2.98	3.10
Dividend payout ratio	97.85	121.79

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE	= Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION		Page 9

(dollars in thousands)
(Unaudited)
	12/31/08	12/31/07

ASSETS

Loans, net	$2,127,189	1,900,263
Trading securities	116,326	465,151
Securities available for sale	676,002	578,892
Held to maturity securities	264,689	15,000
Federal funds sold and other short-term investments	207,680	286,764

Total earning assets	3,391,886	3,246,070

Cash and due from banks	41,924	58,156
Bank premises and equipment	35,156	29,193
Other assets	37,303	44,132

Total assets	$3,506,269	3,377,551

LIABILITIES
Deposits:
Demand	$249,887	262,863
Interest-bearing checking	331,144	293,027
Savings	609,444	609,064
Money market	285,829	341,790
Certificates of deposit (in denominations of $100,000 or more)	455,062	390,328
Other time deposits	1,204,905	1,123,226

Total deposits	3,136,271	3,020,298

Short-term borrowings	109,592	92,220
Long-term debt	-	29
Other liabilities	24,926	27,936

Total liabilities	3,270,789	3,140,483

SHAREHOLDERS' EQUITY	235,480	237,068

Total liabilities and shareholders' equity	$3,506,269	3,377,551

Number of common shares outstanding, in thousands	76,084	75,326

CONSOLIDATED STATEMENTS OF INCOME			Page 10

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	12/31/08	09/30/08	12/31/07

Interest income
Loans	$31,322	31,066	$31,225
Investments	9,414	8,988	12,904
Federal funds sold and other short term investments	754	1,999	3,621

Total interest income	41,490	42,053	47,750

Interest expense
Deposits	16,733	16,871	22,776
Borrowings	464	483	798

Total interest expense	17,197	17,354	23,574

Net interest income	24,293	24,699	24,176

Provision for loan losses	2,200	1,000	2,500

Net interest income after provision for loan losses	22,093	23,699	21,676

Net securities transactions	11	21	(12)
Trading gains (losses)	384	14	(15)
Noninterest income	4,773	4,759	4,344
Noninterest expense	17,157	14,726	13,832

Income before income taxes	10,104	13,767	12,161
Income tax expense	2,957	4,733	3,755

Net income	$7,147	9,034	$8,406

Net income per share:
- Basic	$0.094	0.119	$0.112
- Diluted	$0.094	0.119	$0.111

Avg equivalent shares outstanding, in thousands:
- Basic	76,056	75,833	75,326
- Diluted	76,158	75,845	75,416

CONSOLIDATED STATEMENTS OF INCOME		Page 11

(dollars in thousands, except per share data)
(Unaudited)
	Twelve Months Ended
	12/31/08	12/31/07

Interest income
Loans	$123,202	120,461
Investments	38,946	50,092
Federal funds sold and other short term investments	8,771	18,865

Total interest income	170,919	189,418

Interest expense
Deposits	72,084	89,261
Borrowings	1,972	3,723

Total interest expense	74,056	92,984

Net interest income	96,863	96,434

Provision for loan losses	4,200	2,500

Net interest income after provision for loan losses	92,663	93,934

Net securities transactions	450	217
Trading gains	155	891
Noninterest income	17,835	16,654
Noninterest expense	60,794	53,593

Income before income taxes	50,309	58,103
Income tax expense	16,232	18,636

Net income	$34,077	39,467

Net income per share:
- Basic	$0.450	0.525
- Diluted	$0.450	0.525

Avg equivalent shares outstanding, in thousands:
- Basic	75,762	75,122
- Diluted	75,793	75,202